STOCK TRANSFER AGREEMENT


     This Stock Transfer Agreement (hereinafter called this "Agreement") is executed as of this 13th day of May, 1999 by and between Aquila Energy Corporation, a Delaware corporation ("Aquila"), and AEC Acquisitions, Inc., a Delaware corporation and a wholly-owned subsidiary of Aquila ("Sub").

     WHEREAS, Aquila owns 24,000,000 shares (the "Shares") of common stock, par value $.01 per share, of Aquila Gas Pipeline Corporation ("Company");

     WHEREAS, Aquila desires to transfer the Shares to Sub and Sub desires to accept the transfer of such Shares;

     NOW, THEREFORE, in consideration of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein contained, and for other good and valuable consideration, the parties hereto agree as follows:

     1. Aquila shall deliver any and all certificates representing the Shares to Sub, and as to each certificate, shall execute a stock power in the name of Sub or shall otherwise properly endorse such certificates to Sub. Aquila shall further cause the Shares to be transferred on the books of the Company from its name to the name of Sub.

     2. Sub shall not (a) offer to sell, pledge or otherwise dispose of or transfer (except by operation of law in a merger or business combination of Company with or into any other entity or entities, including the merger of Sub with and into Company) any interest in or encumber with any lien, claims, security interests or other encumbrances any of the Shares or (b) deposit the Shares into a voting trust, enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect to the Shares.


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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.


                                    AQUILA ENERGY CORPORATION



                                    By:  /s/ Robert Green
                                    Name:  Robert K. Green
                                    Title:  Authorized Representative


                                    AEC ACQUISITIONS, INC.



                                    By:  /s/ Robert Green
                                    Name:  Robert K. Green
                                    Title:    President





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